www.znomics.com

FOR RELEASE AT 3 PM November 27, 2007

Contacts:

Richard Sessions Chief Executive Officer 503-827-5271 x102 sessions@znomics.com	Investors: PondelWilkinson Parham Ron Parham 503-297-0202 rparham@pondel.com

Kerry Rea Chief Financial Officer 503-827-5271 x 101 k.rea@znomics.com

Znomics, Inc. Completes $4.88 Million Financing and
Merger with Public Company

PORTLAND, Oregon (November 27, 2007) - Znomics, Inc., a pioneer in the development of the zebrafish as a simple vertebrate genetic platform to accelerate drug discovery, announced the successful closing on November 5, 2007 of a $4.88 million private offering. Simultaneously with the close of the private offering, the company effected a merger with Pacific Syndicated Resources, Inc. (OTCBB:PSRI.OB) and renamed the combined company as Znomics, Inc. under the leadership of the former Znomics’ directors and officers. Griffin Securities, Inc. acted as placement agent in connection with the private placement. The company’s common stock is currently trading under the PSRI ticker on the over-the-counter market, however, the company has applied to Nasdaq for a new ticker reflective of the Znomics name for which it expects to receive approval in the near future.

“We are extremely pleased with the completion of these two important transactions and the strong support demonstrated by investors during the process,” commented Richard Sessions, chief executive officer of Znomics.

2611 SW 3rd Avenue, Suite 200, Portland, OR 97201
503-827-5271-Tel 503-228-3290-Fax

Dr. Roger Cone, president and chief scientific officer of Znomics, stated, “This financing will allow the company to launch its drug discovery programs, as well as expand sales of our existing zebrafish research products from the ZeneMark Library®. First year sales of ZeneMark Library products to leading academic researchers around the world exceeded our expectations, and we plan to expand this line by introducing additional products and services over the next year. Our highest priority will be the whole animal compound screening that we expect to improve the speed and efficiency of finding new lead compounds for complex human diseases, such as obesity, diabetes, cancer and neurodegeneration.”

About Znomics
Znomics is a biotechnology company that is developing a novel drug discovery methodology based on high throughput drug screening against human disease models in live zebrafish [Danio rerio]. In order to advance the drug discovery process, Znomics has created a catalogued library of mutations in the zebrafish, called the ZeneMark Library. The library currently contains over 11,000 strains of fish representing approximately half of the known genes, and the company plans to add enough strains to represent 80-90% of the genes in the genome. Znomics has already identified mutations in 107 human disease genes, and plans to use the library to find new drug targets and develop human disease models in the fish. The company, founded by scientists from Oregon Health and Science University, began operations in Portland, Oregon in 2002.

Forward-Looking Statements
With the exception of historical information contained in this press release, the matters described herein are forward-looking statements that involve risks and uncertainties.  Any forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements as to industry trends, future economic performance, anticipated profitability,

2611 SW 3rd Avenue, Suite 200, Portland, OR 97201
503-827-5271-Tel 503-228-3290-Fax

www.znomics.com

anticipated revenues or expenses, and products or service line growth, may be significantly and materially impacted by certain risks and uncertainties, including, but not limited to, failure to meet operating objectives or to execute the operating plan, competition, and other economic factors, risks regarding product development, the timing and results of clinical trials, the regulatory approval process, capital requirements, financial condition, patent protection and dependence on third parties for development and licensing arrangements. Additional risks and uncertainties are described in the Company’s public filings with the Securities and Exchange Commission, available online at www.sec.gov. Znomics undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For more information visit our website, http://www.znomics.com

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2611 SW 3rd Avenue, Suite 200, Portland, OR 97201
503-827-5271-Tel 503-228-3290-Fax